Exhibit 99.1

Media contact:

Karla Olsen,

senior manager, media relations

Phone: 888.613.0003

FAX: 316.261.6769

karla_olsen@wr.com

Investor contact:

Bruce Burns,

director, investor relations

Phone: 785.575.8227

bruce_burns@wr.com

WESTAR ENERGY ESTIMATES STORM COSTS

AT ABOUT $38 MILLION TO $42 MILLION

TOPEKA, Kan., Jan. 18, 2005 — Westar Energy, Inc. (NYSE:WR) estimates that restoration efforts related to the recent ice storm, which are now complete, will cost an estimated $38 million to $42 million. Of this estimated amount, the company expects $6 million to $8 million to be capital expenditures, to be recovered over the long term, and the balance to be maintenance expense, which it expects to recover during a shorter period.

“Almost a third of our customers experienced an outage related to this storm. I’m impressed with how our communities pulled together. We appreciate the support we received not only from our guest utilities and contractors that provided crews but also from the public,” Bill Moore, chief operating officer, said. “A storm of this magnitude taxes our employees, our facilities and our financial resources. Fortunately, it also demonstrates the spirit of cooperation found among Kansans and in the public utility industry. Getting and keeping the lights on is not only job one – it’s our only job.”

The storm affected about 211,000 customers. Westar Energy completed about 360,000 electric service restorations related to the storm because some customers experienced multiple outages. While the most severe damage occurred in south-central Kansas, nearly all of the company’s service territory was affected by the ice storm. Restoration work from the storm began Jan. 4 and was substantially complete by Jan. 14.

Westar Energy estimates storm restoration costs	Page 2 of 2

A significant portion of the company’s electric distribution system sustained damage. Twenty transmission circuits and 231 distribution circuits required repair. During the course of the storm restoration, Westar Energy repaired or replaced 25,400 service lines, which span from the distribution line to the customer’s home or business; 4,900 spans of primary line, which carry electricity into neighborhoods; 8,600 fuses; 711 power poles; and a variety of other equipment.

Westar Energy plans to seek an order from the Kansas Corporation Commission permitting the company to preserve for later recovery through rates maintenance expense related to the storm. The commission has previously granted such requests in similar situations. Westar Energy indicated that it expects to account for the capital expenditures in the normal course of business.

        Westar Energy, Inc. (NYSE: WR), together with its wholly owned subsidiaries, is the largest electric utility in Kansas, providing electric service to more than 649,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates more than 34,800 miles of electric distribution and transmission lines.

        Forward looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “plans,” “target,” “expect,” “pro forma,” “estimate,” “intend” and words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Although we believe that the expectations and goals reflected in such forward-looking statements are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our Annual Report on Form 10-K, as amended, for the year ended December 31, 2003, for important risk factors that could cause results to differ materially from those in any such forward-looking statements.

        Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.